UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Letter Agreement regarding Compensation of Interim CEO

     As previously disclosed, on May 3, 2013, the Board of Directors of Meritor, Inc. (“Meritor”) appointed Ivor J. Evans Executive Chairman of the Board and Interim Chief Executive Officer and President. Also as previously disclosed, on May 24, 2013, the Compensation and Management Development Committee of the Board of Directors of Meritor (the “Committee”) approved certain compensation for Mr. Evans while in such role.

     On June 5, the Committee further approved a letter agreement with Mr. Evans relating thereto, which amended Mr. Evans’ base salary to $110,000 per month (pro rated for any month in which Mr. Evans serves less than a month).

     This description is only a summary of, and is qualified in its entirety by reference to, the terms of the letter agreement which is filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10a – Letter Agreement dated as of June 5, 2013 between Meritor, Inc. and Ivor J. Evans

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

Date:	By:	/s/ Vernon G. Baker, II
June 6, 2013
Vernon G. Baker, II
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibits

10a – Letter Agreement dated as of June 5, 2013 between Meritor, Inc. and Ivor J. Evans